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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-95711) and in the Registration Statements on Forms S-8 (No. 333-76667, 333-76665, 333-93719, 333-93839, 333-79997,
333-68703,333-52035, 333-24831, 333-00535, 033-59153,) of our report dated March
2, 2000 relating to the financial statements of Cypress Semiconductor Corporation, which appears in the Current Report on Form 8-K of Cypress Semiconductor Corporation dated June 13, 2000.


PricewaterhouseCoopers LLP
San Jose, California
June 13, 2000